Exhibit 3.1
                                                                John T. Campbell
                                                              Secretary of State
                                                                           Filed
                                                                    May 15, 1987

                            ARTICLES OF INCORPORATION
                                       of
                            ComSouth Bankshares, Inc.

         The undersigned incorporator, being more than eighteen years of age and desiring to form a corporation under the laws of the State of South Carolina, declares that:
         1.       The name of the proposed corporation is ComSouth Bankshares,
Inc.
         2. The initial registered office of the corporation is 502 SCN Building, 1401 Main Street, in the City of Columbia, County of Richland, and the State of South Carolina; and the name of its initial registered agent at such address is Douglas T. Yeates.
         3. The period of duration of the corporation shall be perpetual. 4. The corporation is authorized to issue 1,000,000 shares of common stock with a par value of $1.00 per share. Holders of such shares shall have no preemptive rights to buy or acquire from the corporation any shares of the corporation or any options or rights to purchase such shares.
         5.       The total amount of authorized capital stock is $1,000,000.
         6. (a) The affirmative vote of the shareholders required for authorization of distributions from capital surplus pursuant to Section 33-9-170 of the South Carolina Business Corporation Act shall be a majority of the shares entitled to vote under that Section.
                  (b) The corporation is authorized to purchase its own shares out of unreserved and unrestricted earned surplus available therefor and/or to the extent of unreserved and unrestricted capital surplus available therefor.

                  (c) The affirmative vote of the shareholders required to approval of reduction of stated capital pursuant to Section 33-9-220 of the South Carolina Business Corporation Act shall be a majority of the shares entitled to vote under that Section.
                  (d) There shall be no right of cumulative voting in the election of directors.
         7. The number of directors constituting the initial board of directors of the corporation is six, and the name and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

                  Name                                  Address
                  ----                                  -------
         Carl H. Almond            10 Sunturf Circle, Columbia, SC 29223
         James E. Finley           1043 Buena Road, Lake Forest, IL 60045
         Joel E. Gottlieb          6230 Lakeshore Drive, Columbia, SC 29206
         Robert M. Hancock         35 Lakeview Circle, Columbia, SC 29223
         Douglas T. Yeates         101 Rock Springs Road, Columbia, SC 29223
         Donald H. Burkett         123 Lloydwood Drive, West Columbia, SC 29169

         8. The general nature of the business for which the corporation is organized is to engage in business as a one-bank holding company or as a multi-bank holding company; to buy, sell, lease, develop and deal in real property and personal property of every type and kind; to engage in the business of providing services of all types; and to engage in such other lawful types of business as the board of directors of the corporation may, from time to time, deem advisable.
         9.       The name and address of each incorporator is:
                  Name                                           Address
                  ----                                           -------
         Douglas T. Yeates            Post Office Box 11671, Columbia, SC 29211

                                              s/Douglas T. Yeates
Date:  May 15, 1987                           -------------------------------
                                              Douglas T. Yeates, Incorporator

STATE OF SOUTH CAROLINA                     )
                                            :
COUNTY OF RICHLAND                          )

         The undersigned, Douglas T. Yeates, does hereby certify that he is the incorporator of ComSouth Bankshares, Inc., and is authorized to execute this verification; that the undersigned does hereby further certify that he has read the foregoing document, understands the meaning and purpose of the statements therein contained and the same are true to the best of his information and belief.




                                                    s/Douglas T. Yeates
                                                    ---------------------------
                                                    Douglas T. Yeates


         I, Michael Todd Smith, an attorney licensed to practice in the State of South Carolina, certifies that the corporation, to whose Articles of Incorporation this certificate is attached, has complied with the requirements of Chapter 7 of the South Carolina Business Corporation Act, relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.



                                                   s/Michael Todd Smith
                                                   ----------------------------
                                                   Michael Todd Smith
Date:  May 15, 1987                                Gottlieb, Smith & Boyle, P.A.
                                                   Post Office Box 51
                                                   Columbia, SC 29202

                                                              John T. Campbell
                                                             Secretary of State
                                                                    Filed
                                                                July 7, 1989
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                            ComSouth Bankshares, Inc.
1.   The name of the corporation.-----------------------------------------------

         April 18, 1989 and May 25, 1989
2.   On----------------------------------, the corporation adopted the following
     Amendment(s) of its Articles of Incorporation:

     (Type or attach the complete text of Each Amendment)

     1.  Text of Shareholders Amendment Attachment 1

     2.  Text of Director Amendment Attachment 2

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). N/A

4. Complete either a or b, whichever is applicable.

     a. [ ]    Amendment(s) adopted by shareholder action. As to Attachment 1.

               At  the  date  of  adoption  of  the  amendment,  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment, and the vote of such shares was:

                            Number of         Number of      Number of            Number of
                            out-              Votes          Shares               Undisputed*
         Voting             standing          Entitled       Represented          Shares Voted
         Group              Shares            to be Cast     at the meeting       For   Against
         Common Stock       659,560           659,560        553,565              553,265    300

     b.[x] The amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
               Code as amended, and shareholder action was not required.

                  As to Attachment 2.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State.

                                            ComSouth Bankshares, Inc.
DATE:  July 6, 1989                         ------------------------------------
                                            (Name of Corporation)

                                                   s/Jerry Shearer
                                              By:-------------------------------
                                                       (Signature)

                                             Jerry Shearer, Secretary
                                             -----------------------------------
                                             (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                              CORPORATE RESOLUTIONS

     RESOLVED, that the Corporation issue up to 800,000 shares of preferred stock to raise capital to acquire the Bank of Charleston, National Association (in organization), the rights of such preferred stock to be set by the Board of Directors at a later date; and, further

     RESOLVED, that the Corporation file a Registration Statement relating to such stock with the Securities and Exchange Commission; and, further

     RESOLVED, that Douglas T. Yeates and H. Jerry Shearer, be, and hereby are, authorized and directed to take all steps necessary and proper to prepare the Registration Statement relating to the 800,000 shares of preferred stock and to file such Registration Statement with the Securities and Exchange Commission; and, further

     RESOLVED, that the Corporation enter into an underwriting agreement with Atlanta Securities and Investments, Inc. relating to sale of the 800,000 shares of preferred stock, and that Douglas T. Yeates and H. Jerry Shearer be, and hereby are, authorized and directed to take all steps necessary and proper to negotiate and execute such agreement.

     Whereas, at its meeting on May 25, 1989, the Board authorized issuance of 800,000 shares of preferred stock of the Corporation, the terms of which were to be set at a later date.

     Now therefore, be it resolved, that the relative rights, preferences and limitations of the 800,000 shares of preferred stock authorized for issuance on may 25, 1989, be, and hereby are, as follow:

     (1) Designation of series: The preferred stock, the relative rights, preferences and limitations of which are set hereby, shall be designated as "Preferred Stock, Bank of Charleston Series."

     (2) Voting rights: Each share of the Preferred Stock, Bank of Charleston Series, shall have the same voting rights as one share of the Corporation's common stock.

     (3) Dividend rights and policy: Each share of Preferred Stock, Bank of Charleston Series, shall be entitled to share equally in such dividends as the Board of Directors may declare on the Preferred Stock, Bank of Charleston Series, from sources legally available therefor. The determination and declaration of dividends shall, however, remain within the discretion of the Board of Directors. The Preferred Stock, Bank of Charleston Series, shall also receive the same cash dividend per share, if any, as the common stock of the Corporation.

     (4) Distributions of common stock: The Corporation will annually for three years make a common stock distribution of one share of its common stock for each twenty shares of Preferred Stock, Bank of Charleston Series. Any of such stock distributions which would otherwise result in fractional shares may be paid in cash or scrip at the option of the president and chief financial officer of the Corporation. The amount of stock distribution shall be subject to adjustment to reflect the effect of stock splits or stock distributions on the common stock subsequent to July 15, 1989, which are, in the aggregate, in excess of 5%.

     (5) Liquidation: Upon liquidation of the Corporation the Preferred Stock, Bank of Charleston Series, shall be entitled to a liquidation preference of up to $11.00 per share as to distribution of assets.

     (6) Conversion to common stock: On July 1, 1992, the preferences, limitations and relative rights of the Preferred Stock, Bank of Charleston Series shall be identical to those of the common stock and each share of Preferred Stock, Bank of Charleston Series, shall thereafter be treated as one share of common stock in all respects. No action on the part of the shareholders or the corporation will be required to effect such conversion. In the event of a stock split or dividend of common stock after July 15, 1989, which, in the aggregate, exceeds 5% of the common stock, each holder of Preferred Stock, Bank of Charleston Series, of record on July 1, 1992, shall receive such additional shares of common stock as shall be necessary to eliminate the effect of such splits or dividends.

                                                             John T. Campbell
                                                            Secretary of State
                                                                   Filed
                                                              July 18, 1989
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                            ComSouth Bankshares, Inc.
1.   The name of the corporation is--------------------------------------------.

         April 18, 1989 and May 25, 1989
2. On -------------------------------- , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

     (Type or attach the complete text of Each Amendment)

     1.  Text of Shareholders Amendment-Attachment 1

     2.  Text of Director Amendment-Attachment 2

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). N/A

4. Complete either a or b, whichever is applicable.

     a.  [ ]    Amendment(s) adopted by shareholder action.  As to Attachment 1.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                     Number of              Number of          Number of                Number of
                                     out-                   Votes              Shares                   Undisputed*
                  Voting             standing               Entitled           Represented              Shares Voted
                  Group               Shares                to be Cast         at the meeting           For   Against
                  Common Stock       659,560                659,560            553,565                  553,265    300

     b.   [x]     The  amendment(s)  was  duly adopted  by the  Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                  South Carolina Code as amended, and shareholder action was not required.

                  As to Attachment 2.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State.

                                     COMSOUTH BANKSHARES, INC.
DATE:  July 18, 1989                 -------------------------------------------
                                     (Name of Corporation)

                                            s/Jerry Shearer
                                       By:--------------------------------------
                                             (Signature)

                                      Jerry Shearer, Secretary
                                      ------------------------------------------
                                      (Type or Print Name and Office)

                                  ATTACHMENT 1

     RESOLVED that the Articles of Incorporation be amended to read:

         The corporation is authorized to issue the following classes and number of shares of each class of stock:

                  Common Stock - 50,000,000 shares
                  Preferred Stock - 50,000,000 shares
                  Special Stock - 50,000,000 shares

The relative rights, preferences and limitations of the shares of each class, and of each series within a class, are as follows:

         Common Stock - Shares of this class shall have unlimited voting rights and shall be entitled, together with any other class having such right, to receive the net assets of the corporation upon dissolution.

         Preferred Stock - Shares of this class may be issued in separate series and the preferences, limitations and relative rights of this class and any series within this class shall be determined by the board of directors before issuance of any shares of such class or series.

         Special Stock - Shares of this class may be issued in separate series and the preferences, limitations and relative rights of this class and any series within this class shall be determined by the board of directors before issuance of any shares of such class or series.

No class of stock of the corporation shall have par value.

                                  ATTACHMENT 2

     Whereas, at its meeting on May 25, 1989, the Board authorized issuance of 800,000 shares of preferred stock of the Corporation, the terms of which were to be set at a later date.

     Now therefore, be it resolved, that the relative rights, preferences and limitations of the 800,000 shares of preferred stock authorized for issuance on May 25, 1989, be, and hereby are, as follow:

     (7) Designation of series: The preferred stock, the relative rights, preferences and limitations of which are set hereby, shall be designated as "Preferred Stock, Bank of Charleston Series."

     (8) Voting right: Each share of the Preferred Stock, bank of Charleston Series, shall have the same voting rights as one share of the Corporation's common stock.

     (9) Dividend rights and policy: Each share of Preferred Stock, Bank of Charleston Series, shall be entitled to share equally in such dividends as the Board of Directors may declare on the Preferred Stock, Bank of Charleston Series, from sources legally available therefor. The determination and declaration of dividends shall, however, remain within the discretion of the Board of Directors. The Preferred Stock, Bank of Charleston Series, shall also receive the same cash dividend per share, if any, as the common stock of the Corporation.

     (10) Distributions of common stock: The Corporation will annually for three years make a common stock distribution of one share of its common stock for each twenty shares of Preferred Stock, Bank of Charleston Series. Any of such stock distributions which would otherwise result in fractional shares may be paid in cash or scrip at the option of the president and chief financial officer of the Corporation. The amount of stock distribution shall be subject to adjustment to reflect the effect of stock splits or stock distributions on the common stock subsequent to July 15, 1989, which are, in the aggregate, in excess of 5%.

     (11) Liquidation: Upon liquidation of the Corporation the Preferred Stock, Bank of Charleston Series, shall be entitled to a liquidation preference of up to $11.00 per share as to distribution of assets.

     (12) Conversion to common stock: On July 1, 1992, the preferences, limitations and relative rights of the Preferred Stock, Bank of Charleston Series shall be identical to those of the common stock and each share of Preferred Stock, Bank of Charleston Series, shall thereafter be treated as one share of common stock in all respects. No action on the part of the shareholders or the Corporation will be required to effect such conversion. In the event of a stock split or dividend of common stock after July 15, 1989, which, in the aggregate, exceeds 5% of the common stock, each holder of Preferred Stock, Bank of Charleston Series, of record on July 1, 1992, shall receive such additional shares of common stock as shall be necessary to eliminate the effect of such splits or dividends.

                                                              John T. Campbell
                                                             Secretary of State
                                                                    Filed
                                                               October 5, 1987
                             STATE OF SOUTH CAROLINA
For Use By The                  SECRETARY OF STATE
Secretary of State
File No. 87-8052               ARTICLES OF AMENDMENT

     Pursuant to Authority of Section 33-15-10 the South Carolina Code of 1976 as amended, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                            ComSouth Bankshares, Inc.
1.   The name of the corporation is -------------------------------------------.

2. The Registered Office of the Corporation is 502 SCN Building, 1401 Main Street in the City of Columbia, County of Richland and the State of South Carolina and the name of the Registered Agent at such address is Douglas T. Yeates.

(Complete item 3 of 4 whichever is relevant)

3    a.   The following  Amendment of the Articles of Incorporation  was adopted by the shareholders of the Corporation on .

                               (Text of Amendment)

     b. At the date of adoption of the Amendment, the total number of all outstanding shares of the Corporation was . The total of such shares entitled to vote, and the vote of such shares was:

                         Total Number of
                         Shares Entitled               Number of Shares Voted
                             to vote                   For            Against
                             -------                   ---            -------


     c. At the date of adoption of the Amendment, the number of outstanding shares of each class entitled to vote as a class on the Amendment, and the vote of such shares, was: (if inapplicable, insert "none")

                                  Number of Shares        Number of Shares Voted
              Class               Entitled to vote        For            Against
              -----               ----------------        ---            -------


4. a. Prior to the organizational meeting the Corporation and with the consent of the subscribers, the following Amendment was adopted by the directors on September 17, 1987.

                               (Text of Amendment)

     See attached resolutions

     b. The number of withdrawals of subscribers, if such be the case is none.

     c. The number of Directors are five and the number of voting for the Amendment was none.

5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation or issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "no change").

     No Change

6. The manner in which the Amendment effects a change in the amount of stated capital, and amount of stated capital, expressed in dollars, as changed by the Amendment, is as follows: (if not applicable, insert "no change").

     $5,000,000

Date     October 1, 1987                             COMSOUTH BANKSHARES, INC.
     --------------------------             ------------------------------------
                                                     (Name of Corporation)





Note:    Any person signing this form, shall         s/Douglas T. Yeates
         either opposite or beneath his              ---------------------------
         signature, clearly and legibly state his    Douglas T. Yeates
         name and the capacity in which he           Director
         signs.  Must be signed in accordance
         with Section 33-1-10 of the 1976
         Code, as amended.


                                                     s/Robert Hancock
                                                     ---------------------------
                                                     Robert Hancock
                                                     Director



STATE OF SOUTH CAROLINA             )
                                    )       ss.
COUNTY OF RICHLAND                  )

     The undersigned Robert Hancock and Douglas T. Yeates do hereby certify that they are the duly elected and acting Director and Director respectively, of ComSouth Bankshares, Inc. and are authorized to execute this document; that each of the undersigned for himself does hereby further certify that he signed and was so authorized, has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.


     Dated at Columbia, this first day of October, 1987.




                                                s/Douglas T. Yeates
                                                --------------------------------
                                                Douglas T. Yeates


                                                s/Robert Hancock
                                                --------------------------------
                                                Robert Hancock

     RESOLVED that the Articles of Incorporation be amended to increase the number of shares of common stock, $1.00 par value, authorized to be issued to 5 million shares; and further

     RESOLVED that the Articles of Incorporation be amended by adding thereto the following provisions:

     10. Quorum. One-third (1/3) of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

     11. Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution. With respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the corporation or any resolution to dissolve the corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least 80% of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of the corporation.

     12. Classified Board of Directors. There shall be nine or more directors who shall be divided into three classes, each class to be as nearly equal in number as possible and the election and terms of directors shall be as provided in Section 33-13-50(a) of the South Carolina Business Corporation Act.

     13. Nomination of Directors. No person shall be eligible to be elected a director of the corporation at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the corporation at least thirty days prior to the date of the meeting.

     14. Removal of Directors. An affirmative vote of 80% of the outstanding shares of the corporation shall be required to remove any or all of the directors without cause.

     15. Duty of Directors. When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the corporation, the board of directors shall consider the interests of the employees of the corporation and the community or communities in which the corporation and its subsidiaries, if any, do business in addition to the interests of the corporation's shareholders.

     16. Amendment of Articles of Incorporation. Any amendment to the Articles of Incorporation of the corporation which amends, alters, repeals or is inconsistent with any of the provisions numbered 2, 3, 4, 5 or 6 above shall, unless such amendment shall have been approved by the affirmative vote of 80% of the full board of directors, not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the corporation.

                                                                  Jim Miles
                                                             Secretary of State
                                                                    Filed
                                                               October 15, 1997
                              STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
                                            ComSouth Bankshares, Inc.
1.   The name of the corporation is -------------------------------------------.

         October 2, 1997
2. On --------------------, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a three-for-two split of the authorized shares of the Corporation's common stock (no par value), the total number of authorized shares of the Corporation's common stock shall be increased from 50,000,000 shares to 75,000,000 shares (no par value).

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on October 15, 1997 will be issued additional stock certificates representing one additional share of the Corporation's Common Stock for every two shares currently held.

4. Complete either a or b, whichever is applicable.

     a.  [ ]      Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                                     Number of              Number of          Number of                Number of
                                     out-                   Votes              Shares                   Undisputed*
                  Voting             standing               Entitled           Represented              Shares Voted
                  Group               Shares                to be Cast         at the meeting           For   Against

     b.  [x]      x The  amendment(s)  was duly adopted by the  Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                  South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) Effective October 30, 1997.

                                     COMSOUTH BANKSHARES, INC.
DATE:  October 15, 1997              -------------------------------------------
                                     (Name of Corporation)

                                          s/Harry R. Brown
                                       By:--------------------------------------
                                              (Signature)
                                      Harry R. Brown, Chief Financial Officer

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

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